UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2006

Capital Resource Funding, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

333-118259
(Commission File Number)

54-2142880
(I.R.S. Employer Identification No.)

2212 Lantern Way Circle
Cornelius, NC 28031
(Address of Principal Executive Offices) (Zip Code)

(704) 564-1676
(Registrant's Telephone Number, Including Area Code)

_______________________________________________
(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by Capital Resource Funding, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 1.01 Termination of a Material Definitive Agreement.

On January 3, 2006, the Registrant announced the appointment of Jason S. Lewis as an Executive Vice President of the Registrant. Mr. Lewis was hired to operate a new wholly-owned subsidiary of the Registrant known as Waypoint Advisors, LLC. This new subsidiary planned to offer Management Consulting Services to current and new clients of the Registrant. Commensurate with this appointment, the Registrant entered into a Management Agreement (the “Management Agreement”) with Mr. Lewis. The principal provisions of the Management Agreement included: the Registrant and Mr. Lewis entered into a 12-month agreement commencing January 3, 2006 to engage Mr. Lewis as an Executive Vice President of the Registrant with annual extensions thereafter. Initial compensation was to be 100,000 shares of convertible preferred stock issued to Mr. Lewis, which stock is convertible into ten shares of common stock for every one share of convertible preferred stock. When converted, the underlying common stock would have had piggy-back registration rights on any registration statement filed by the Registrant other than registration statements on Form S-8 or Form S-4. It was also agreed that Mr. Lewis would be compensated by a commission of 70% of all revenues generated through the new subsidiary.

Upon further review, the Board of Directors has unanimously decided that having a wholly-owned subsidiary named Waypoint Advisors, LLC, which planned to offer Management Consulting Services, and the additional overhead expenses associated therewith, was not a cost effective business proposition. The Board agreed on February 15, 2006, to a mutual termination of its Management Agreement with Jason Lewis, and all other arrangements that the Registrant had made with Mr. Lewis, including a rescission of its agreement to issue 100,000 shares of convertible preferred stock to Mr. Lewis, and a rescission of its agreement to pay all other compensation associated with the Management Agreement, and, instead agreed to work with Mr. Lewis on an independent basis with a 70/30 revenue sharing arrangement for clients referred between the Registrant and Mr. Lewis’ company. For example, for all consulting clients referred from the Registrant to Mr. Lewis’ company, the Registrant will receive a commission equal to 30% of the gross revenue. In addition, for all financing clients referred by Mr. Lewis’ company to the Registrant, Mr. Lewis’ company will receive a commission equal to 30% of the gross revenue.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 3, 2006, the Registrant’s Board of Directors appointed Jason S. Lewis as an Executive Vice President of its new business plan consulting subsidiary. He was to serve as an executive officer of the Registrant, but would not have been a director of the Registrant.

On February 15, 2006, the Board of Directors agreed to a mutual termination of Mr. Lewis’ Management Agreement and his position with the Registrant, and Mr. Lewis expressed no disagreement with the actions of the Registrant related to such termination or its business policies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL RESOURCE FUNDING, INC.

Dated: February 15, 2006	By:	/s/ David R. Koran
David R. Koran Chairman and Chief Executive Officer

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